                                                                    EXHIBIT 32.1

                   CERTIFICATION OF PERIODIC FINANCIAL REPORT
                       PURSUANT TO 18 U.S.C. SECTION 1350


The undersigned officer of Hines Horticulture, Inc. (the "Company") hereby certifies that the Company's quarterly report on Form 10-Q for the period ended June 30, 2005 to which this certification is being furnished as an exhibit (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: August 15, 2005
                                       /s/ ROBERT A. FERGUSON
                                          --------------------------------------
                                          Robert A. Ferguson
                                          President, Chief Executive Officer and
                                          Director (Principal Executive Officer)